UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2022

Paragon 28, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40902	27-3170186
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14445 Grasslands Drive
Englewood, Colorado		80112
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (730) 399-3400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value	FNA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

Zions Facility

As previously disclosed, on January 4, 2022, Paragon 28, Inc. (the “Company”) closed the purchase of its headquarters located at 14445 Grasslands Drive, Englewood, CO (the “Headquarters”), pursuant to a purchase agreement dated November 23, 2021 with AMBAR Grasslands LLC.

On March 24, 2022 (the “Closing Date”), the Company entered into a secured term loan facility (the “Zions Facility”) with Zions Bancorporation, N.A. dba Vectra Bank Colorado (the “Lender”) in the principal amount of $16,000,000, drawn on the Closing Date. Proceeds of the Zions Facility will be used to refinance a portion of the purchase price paid for the Headquarters, to pay certain other debt issuance related costs and expenses, and to make certain improvements to the Headquarters.

The loan documents for the Zions Facility (the “Zions Loan Documents”) include, among other things, a Business Loan Agreement (the “Zions Loan Agreement”) entered into by the Company and the Lender, and a promissory note (the “Note”) entered into by the Company in favor of the Lender. The Zions Facility is secured by certain of the Company’s assets related to the Headquarters (collectively, the “Zions Collateral”), including, without limitation, the real property, improvements and leases with respect to the Headquarters, and certain other assets and property related thereto.

The loans under the Zions Facility will (i) bear interest at a variable rate per annum equal to the sum of (a) a one-month Term SOFR based rate, plus (b) 1.75%, adjusted on a monthly basis and (ii) mature on March 24, 2037.

The Company may voluntarily repay the outstanding loans under the Zions Facility at any time, without prepayment premium or penalty. The Zions Loan Documents contain customary covenants, including, without limitation, (i) the requirement to prepay the loans in an amount equal to $1.2 million, if certain improvements to the Headquarters have not been completed by March 24, 2023 and (ii) restrictions on the Company’s ability to grant liens or security interests on the Zions Collateral, take certain actions that would reduce the appraised value of the Headquarters, change its line of business, merge or consolidate with other companies, make investments, acquisitions, loans or advances, make dispositions or otherwise sell or transfer assets outside of the ordinary course of business, make distributions or pay dividends, optionally prepay or modify terms of any junior indebtedness, or enter into certain restrictive agreements or transactions with affiliates.

The loans under the Zions Facility amortize at a rate equal to $53,333.33 per month, payable on a monthly basis. Amounts outstanding under the Zions Facility may become due and payable prior to maturity upon the occurrence of specified events, which among other things include (subject to certain exceptions and cure periods): failure to pay any principal, interest, premium or fees when due; breach of any representation or warranty, covenant, or other agreement in the Zions Loan Documents; the occurrence of certain bankruptcy or insolvency events with respect to the Company; the occurrence of certain legal actions, proceedings or judgements; the occurrence of defaults under certain other indebtedness permitting the acceleration of principal amounts thereunder in excess of $1,000,000 individually or $2,500,000 in the aggregate; any Zions Loan Documents ceasing to be the valid and binding agreement of any party thereto; or the occurrence of a material adverse effect or a change of control. In addition, the Zions Loan Agreement includes a customary financial covenant requiring the Company to maintain a minimum fixed charge coverage ratio of 1.15 to 1.00, measured on a trailing four quarter basis as of the last day of each fiscal quarter.

Amendment to MidCap Credit and Security Agreement (Term Loan)

As previously disclosed, on May 6, 2021, the Company entered into a Credit and Security Agreement (Term Loan) (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “MidCap Term Loan Agreement”), by and among the Company, as a borrower, the other borrowers from time to time party thereto, MidCap Financial Trust, as administrative agent, and the lenders from time to time party thereto.

In connection with the Zions Facility, on the Closing Date, the Company entered into an Amendment No. 2 to Credit and Security Agreement (Term Loan), dated as of the Closing Date (the “MidCap Term Loan Amendment”), by and among the Company and Paragon Advanced Technologies, Inc., as borrowers, MidCap Financial Trust, as administrative agent, and the lenders party thereto.

The MidCap Term Loan Amendment amends certain terms of the MidCap Term Loan Agreement to, among other things, (a) permit the consummation of the Zions Facility and certain other transactions contemplated by the Zions Loan Documents, including the incurrence of indebtedness thereunder and the grant of liens and security interests on the Zions Collateral in connection therewith, (b) exclude the Zions Collateral from the collateral securing the obligations under the Midcap Term Loan Agreement and the related loan documents and (c) modify the minimum net product sales and minimum consolidated EBITDA financial covenants and certain reporting covenants to be tested on a quarterly basis, rather than a monthly basis.

Amendment to MidCap Credit and Security Agreement (Revolving Loan)

As previously disclosed, on May 6, 2021, the Company entered into a Credit and Security Agreement (Revolving Loan) (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “MidCap Revolving Loan Agreement”), by and among the Company, as a borrower, the other borrowers from time to time party thereto, MidCap Funding IV Trust, as administrative agent, and the lenders from time to time party thereto.

In connection with the Zions Facility, on the Closing Date, the Company entered into an Amendment No. 3 to Credit and Security Agreement (Revolving Loan), dated as of the Closing Date (the “MidCap Revolving Loan Amendment”), by and among the Company and Paragon Advanced Technologies, Inc., as borrowers, MidCap Funding IV Trust, as administrative agent, and the lenders party thereto.

The MidCap Revolving Loan Amendment amends certain terms of the MidCap Revolving Loan Agreement to, among other things, (a) permit the consummation of the Zions Facility and certain other transactions contemplated by the Zions Loan Documents, including the incurrence of indebtedness thereunder and the grant of liens and security interests on the Zions Collateral in connection therewith, (b) exclude the Zions Collateral from the collateral securing the obligations under the Midcap Revolving Loan Agreement and the related loan documents and (c) modify the minimum net product sales and minimum consolidated EBITDA financial covenants and certain reporting covenants to be tested on a quarterly basis, rather than a monthly basis.

The foregoing summary of the Zions Loan Documents, MidCap Term Loan Amendment and MidCap Revolving Loan Amendment is not complete and is qualified in its entirety by reference to the complete text of the Zions Loan Documents, MidCap Term Loan Amendment and MidCap Revolving Loan Amendment, copies of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PARAGON 28, INC.

Date:	March 30, 2022	By:	/s/ Jonathan Friedman
Jonathan Friedman General Counsel